Exhibit 99.1
Coupang Announces Results for Fourth Quarter 2022
Total net revenues of $5.3 billion, up 21% year over year on an FX-neutral basis
Net income of $102 million, representing record profit
Adjusted EBITDA of $211 million and a margin of 4.0%
SEATTLE, Washington and SEOUL, South Korea - (BUSINESS WIRE) February 28, 2023—Coupang, Inc. (NYSE: CPNG) today announced financial results for its fourth quarter ended December 31, 2022.
Q4 2022 Key Financial and Operational Highlights
•Total net revenues was $5.3 billion, up 5% YoY on a reported basis, or 21% YoY on an FX-neutral basis.
•Total gross profit increased 59% YoY to $1.3 billion, with gross profit margin of 24.0%, an improvement of over 810 bps YoY.
•Net income was $102 million, an improvement of $507 million over last year. Adjusted EBITDA was $211 million, an improvement of $496 million over last year.
•Product Commerce net revenues was $5.2 billion, up 5% YoY on a reported basis, or 21% on an FX-neutral basis.
•Product Commerce segment adjusted EBITDA margin reached a record 5.1%, further demonstrating the long-term profit potential of our core offerings.
•Developing Offerings recorded an adjusted EBITDA loss of $55 million, an improvement of $105 million over last year.
•Cash flow from operations was $580 million for the quarter. The TTM cash flow from operations was $565 million, an improvement of $976 million YoY.
•Free cash flow was $462 million for the quarter. The TTM FCF was $(246) million, an improvement of $837 million YoY.
FY2022 Key Financial and Operational Highlights
•Total net revenues was $20.6 billion, increasing 12% YoY on a reported basis, or 26% YoY on an FX-neutral basis.
•Total gross profit improved 60% YoY to $4.7 billion, with gross profit margin of 22.9%, an expansion of over 680 bps YoY.
•Net loss was $92 million, an improvement of $1.5 billion over 2021. Adjusted EBITDA was positive $381 million, representing a $1.1 billion improvement over last year.
•Product Commerce net revenues reached $20.0 billion, growing 12% YoY on a reported basis, or 26% on an FX-neutral basis.
•Product Commerce segment adjusted EBITDA margin was 3.0%, an expansion of over 500 bps YoY.
•Cash flow from operations was $565 million, an improvement of $976 million YoY.
•Free cash flow was $(246) million, an improvement of $837 million YoY.
•WOW membership program had 11 million paid members at the end of 2022, an increase of over 20% YoY.
“The results this quarter and the continued progress you see are a reflection of years of investment and innovation by our teams to attack the biggest trade-offs for customers,” said Bom Kim, Founder and CEO of Coupang. “And there are a lot of reasons to be optimistic about the future. The overwhelming majority of the retail market is still offline with high prices and limited selection. We have an opportunity to provide customers with a better alternative: one with wider selection, lower prices, and exceptional service, which in turn should lead us to significant growth in the overall retail market for years to come. Additionally, our investments in new moments of ‘wow’ in nascent initiatives like food delivery, video streaming, fintech and international have the potential to unlock outsized value for customers and shareholders in promising new areas of growth.”
“2022 was a year of many milestones,” added Coupang’s CFO, Gaurav Anand. “We hit positive adjusted EBITDA for Product Commerce in Q1, achieved positive adjusted EBITDA for the consolidated business in Q2, delivered positive net income for the consolidated business in Q3, and delivered record gross profit, adjusted EBITDA, and net income in Q4. In light of the progress we have demonstrated over the past year, we are now updating our long-term adjusted EBITDA guidance to 10% or higher. As we look forward to 2023, we expect to see margin expansion, though it may not be meaningful or consistent each quarter, and our strong foundation and momentum give us confidence in our ability to drive further penetration in the vast retail market while delivering new moments of ‘wow’ for our customers.”

Coupang, Inc.	Q4 2022 Earnings Release	1

Fourth Quarter 2022 Results
Consolidated Financial Summary

	Three Months Ended December 31,
(in thousands, except net revenues per Active Customer)	2022	2021	% Change
Total net revenues	$5,326,774	$5,076,693	5%
Total net revenues growth, constant currency(1)			21%
Active Customers	18,115	17,936	1%
Total net revenues per Active Customer	$294	$283	4%
Gross profit	$1,278,786	$805,601	59%
Net income (loss)	$102,064	$(404,979)	NM(3)
Adjusted EBITDA(1)	$210,993	$(285,089)	NM(3)
Segment Information

	Three Months Ended December 31,
(in thousands)	2022	2021	% Change
Product Commerce
Net revenues	$5,193,836	$4,925,816	5%
Net revenues growth, constant currency(1)			21%
Segment adjusted EBITDA	$265,899	$(125,499)	NM(3)
Developing Offerings
Net revenues	$132,938	$150,877	(12)%
Net revenues growth, constant currency(1)			2%
Segment adjusted EBITDA	$(54,906)	$(159,590)	(66)%
Full Year 2022 Results
Consolidated Financial Summary

	Year Ended December 31,
(in thousands)	2022	2021	% Change
Total net revenues	$20,582,615	$18,406,372	12%
Total net revenues growth, constant currency(1)			26%
Gross profit(2)	$4,709,873	$2,951,128	60%
Net loss(4)	$(92,042)	$(1,542,590)	(94)%
Adjusted EBITDA(1)	$381,212	$(747,636)	NM(3)
Segment Information

	Year Ended December 31,
(in thousands)	2022	2021	% Change
Product Commerce
Net revenues	$19,954,594	$17,837,717	12%
Net revenues growth, constant currency(1)			26%
Segment adjusted EBITDA	$605,838	$(360,896)	NM(3)
Developing Offerings
Net revenues	$628,021	$568,655	10%
Net revenues growth, constant currency(1)			25%
Segment adjusted EBITDA	$(224,626)	$(386,740)	(42)%
_________
(1)Total net revenues growth, constant currency and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” below for the reconciliation of the Non-GAAP measures with their comparable amounts prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales, and for the year ended December 31, 2021 includes $158 million related to inventory losses from the FC Fire.
(3)Non-meaningful.
(4)Net loss for the year ended December 31, 2021 includes $296 million in losses recognized during the second quarter of 2021 related to the FC Fire.

Coupang, Inc.	Q4 2022 Earnings Release	2

FC Fire: While the Company is insured on property losses from the FC Fire that occurred in 2021, investigations surrounding the fire continue. In December 2022, the Company received a refundable insurance cash advance payment of $79 million, which is included within other current liabilities and reflected as an inflow for operating cash flows. The Company has not recognized any insurance benefit in our consolidated statements of operations to date. Whether and to what extent the advance will become non-refundable or additional proceeds will be received is currently unknown.
Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss fourth quarter results on February 28, 2023 at 5:30 PM Eastern Standard Time (March 1, 2023 at 7:30 AM Korea Standard Time). A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, is also available on that site.
About Coupang
Coupang is one of the largest e-commerce companies in Asia, with a mission to revolutionize the everyday lives of its customers and create a world where people wonder, “How did we ever live without Coupang?” Coupang offers a variety of services, including same-day and next-morning delivery of groceries and general merchandise, delivery of prepared foods through Coupang Eats, and video streaming through Coupang Play. Coupang is headquartered in the United States, with operations and support services performed in markets including South Korea, Japan, Taiwan, Singapore, and China.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Coupang, Inc.	Q4 2022 Earnings Release	3

FORWARD-LOOKING STATEMENTS
This earnings release or related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: the continued growth of the retail market and the increased acceptance of online transactions by potential customers, competition in our industry, managing our growth and expansion into new markets and offerings, our financial performance, our ability to retain existing suppliers and to add new suppliers, our market position, our operation and management of our fulfillment and delivery infrastructure, other legal and regulatory developments, and the impact of the global economy including inflation and foreign currency exchange rates. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this earnings release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the SEC, webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our products, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

Coupang, Inc.	Q4 2022 Earnings Release	4

COUPANG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net retail sales	$4,760,512	$4,549,290	$18,338,177	$16,487,975
Net other revenue	566,262	527,403	2,244,438	1,918,397
Total net revenues	5,326,774	5,076,693	20,582,615	18,406,372

Cost of sales	4,047,988	4,271,092	15,872,742	15,455,244
Operating, general and administrative	1,195,377	1,202,199	4,821,892	4,445,090
Total operating cost and expenses	5,243,365	5,473,291	20,694,634	19,900,334

Operating income (loss)	83,409	(396,598)	(112,019)	(1,493,962)

Interest income	26,497	3,195	52,798	8,645
Interest expense	(7,173)	(7,311)	(27,169)	(45,358)
Other expense, net	(9,200)	(3,434)	(6,715)	(10,913)
Income (loss) before income taxes	93,533	(404,148)	(93,105)	(1,541,588)

Income tax (benefit) expense	(8,531)	831	(1,063)	1,002

Net income (loss) attributable to Class A and Class B common stockholders	$102,064	$(404,979)	$(92,042)	$(1,542,590)

Net income (loss) attributable to Class A and Class B common stockholders per share, basic and diluted	$0.06	$(0.23)	$(0.05)	$(1.08)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	1,770,929	1,752,238	1,764,598	1,423,887
Diluted	1,793,494	1,752,238	1,764,598	1,423,887

Coupang, Inc.	Q4 2022 Earnings Release	5

COUPANG, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except shares)	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$3,509,334	$3,487,708
Restricted cash	176,316	319,800
Accounts receivable, net	184,463	175,350
Inventories	1,656,851	1,421,501
Prepaids and other current assets	303,166	232,447
Total current assets	5,830,130	5,636,806

Long-term restricted cash	1,624	2,839
Property and equipment, net	1,819,945	1,347,531
Operating lease right-of-use assets	1,405,248	1,374,629
Long-term lease deposits and other	455,956	280,029
Total assets	$9,512,903	$8,641,834
Liabilities and stockholders' equity
Accounts payable	$3,622,332	$3,442,720
Accrued expenses	298,869	304,293
Deferred revenue	92,361	93,972
Short-term borrowings	175,403	7,811
Current portion of long-term debt	128,936	341,717
Current portion of long-term operating lease obligations	325,924	287,066
Other current liabilities	418,681	266,709
Total current liabilities	5,062,506	4,744,288

Long-term debt	537,880	283,190
Long-term operating lease obligations	1,233,680	1,201,277
Defined severance benefits and other	264,924	237,122
Total liabilities	7,098,990	6,465,877

Commitments and contingencies
Stockholders' equity
Class A common stock, $0.0001 par value, 10,000,000,000 shares authorized, 1,597,804,374 and 1,579,399,667 shares issued and outstanding as of December 31, 2022 and 2021, respectively; Class B common stock, $0.0001 par value, 250,000,000 shares authorized, 174,802,990 shares issued and outstanding as of December 31, 2022 and 2021	177	175
Additional paid-in capital	8,154,076	7,874,038
Accumulated other comprehensive income (loss)	2,219	(47,739)
Accumulated deficit	(5,742,559)	(5,650,517)
Total stockholders' equity	2,413,913	2,175,957
Total liabilities and stockholders' equity	$9,512,903	$8,641,834

Coupang, Inc.	Q4 2022 Earnings Release	6

COUPANG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(in thousands)	2022	2021
Operating activities
Net loss	$(92,042)	$(1,542,590)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	230,965	201,480
Provision for severance benefits	161,224	128,214
Equity-based compensation	262,266	249,345
Paid-in-kind interest and accretion of discount on convertible notes	—	20,148
Inventory and fixed asset losses due to fulfillment center fire	—	284,825
Non-cash operating lease expense	309,670	258,965
Non-cash others	111,768	57,978
Change in operating assets and liabilities:
Accounts receivable, net	(33,827)	(120,206)
Inventories	(367,034)	(527,959)
Other assets	(289,375)	(178,383)
Accounts payable	444,402	728,488
Accrued expenses	7,201	206,597
Other liabilities	(179,779)	(177,480)
Net cash provided by (used in) operating activities	565,439	(410,578)
Investing activities
Purchases of property and equipment	(824,262)	(673,663)
Proceeds from sale of property and equipment	13,182	1,864
Other investing activities	(37,174)	(3,726)
Net cash used in investing activities	(848,254)	(675,525)
Financing activities
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	—	3,431,277
Deferred offering costs paid	—	(11,618)
Proceeds from issuance of common stock/units, equity-based compensation plan	17,774	62,281
Proceeds from short-term borrowings	177,249	24,722
Proceeds from long-term debt, net of issuance costs	523,529	408,932
Repayment of short-term borrowings	(21,053)	(166,023)
Repayment of long-term debt	(446,376)	(169,575)
Net short-term borrowings and other financing activities	(3,771)	(3,146)
Net cash provided by financing activities	247,352	3,576,850
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(87,610)	(81,702)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(123,073)	2,409,045
Cash and cash equivalents, and restricted cash, as of beginning of period	3,810,347	1,401,302
Cash and cash equivalents, and restricted cash, as of end of period	$3,687,274	$3,810,347

Coupang, Inc.	Q4 2022 Earnings Release	7

Supplemental Financial Information
Purchases of property and equipment

(in thousands)	2022	2021
Purchases of land and buildings	$(226,587)	$(215,062)
Purchases of equipment	(597,675)	(458,601)
Total purchases of property and equipment	$(824,262)	$(673,663)

Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Active Customers
As of the last date of each reported period, we determine our number of Active Customers by counting the total number of individual customers who have ordered at least once directly from our apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Active Customers as a key indicator of our potential for growth in total net revenues, the reach of our network, the awareness of our brand, and the engagement of our customers.
Total Net Revenues per Active Customer
Total net revenues per Active Customer is the total net revenues generated in a period divided by the total number of Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of Active Customers who are shopping on our apps or websites. We therefore view total net revenues per Active Customer as a key indicator of engagement and retention of our customers and our success in increasing the share of wallet.

	Three Months Ended December 31,
(in thousands, except net revenues per Active Customer)	2022	2021	% Change
Active Customers	18,115	17,936	1%
Total net revenues per Active Customer	$294	$283	4%
Total net revenues per Active Customer, constant currency (YoY)	$338		19%
Total net revenues per Active Customer, constant currency (QoQ)	$298		5%
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures. For further information regarding these non-GAAP measures, including the limitations thereof and reconciliations of each non-GAAP financial measure to its most directly comparable U.S. GAAP financial measure, please refer to the financial tables in the “Reconciliations of Non-GAAP Financial Measures” section of this report.

Coupang, Inc.	Q4 2022 Earnings Release	8

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- impairments, and
- other items not reflective of our ongoing operations.
• Provides information to management to evaluate and assess our performance and allocate internal resources.
• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the e-commerce industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items and certain variable charges.
Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Constant Currency Revenue	• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis.
• Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate.	• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We use constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.
Constant Currency Revenue Growth	• Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.
Free Cash Flow	• Cash flow from operations Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.	• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, and paying dividends to stockholders.
Segment Gross Profit	• Gross profit for a period attributable to each respective reportable segment.
• We believe segment gross profit and segment gross profit margin are frequently used by investors and other interested parties in evaluating companies in the e-commerce industry for period-to-period comparisons. However, other companies may calculate segment gross profit and segment gross profit margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies.

Segment Gross Profit Margin	• Segment gross profit as a percentage of segment net revenues.

Coupang, Inc.	Q4 2022 Earnings Release	9

Reconciliations of Non-GAAP Measures
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP.
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:
Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended December 31,
	2022			2021			Year over Year Growth
(in thousands)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$4,760,512	$708,664	$5,469,176	$4,549,290	$195,478	$4,744,768	5%	20%
Net other revenue	566,262	84,737	650,999	527,403	22,855	550,258	7%	23%
Total net revenues	$5,326,774	$793,401	$6,120,175	$5,076,693	$218,333	$5,295,026	5%	21%

Net Revenues by Segment
Product Commerce	$5,193,836	$772,800	$5,966,636	$4,925,816	$211,241	$5,137,057	5%	21%
Developing Offerings	132,938	20,601	153,539	150,877	7,092	157,969	(12)%	2%
Total net revenues	$5,326,774	$793,401	$6,120,175	$5,076,693	$218,333	$5,295,026	5%	21%

	Year Ended December 31,
	2022			2021			Year over Year Growth
(in thousands)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$18,338,177	$2,364,020	$20,702,197	$16,487,975	$(497,832)	$15,990,143	11%	26%
Net other revenue	2,244,438	289,336	2,533,774	1,918,397	(57,923)	1,860,474	17%	32%
Total net revenues	$20,582,615	$2,653,356	$23,235,971	$18,406,372	$(555,755)	$17,850,617	12%	26%

Net Revenues by Segment
Product Commerce	$19,954,594	$2,572,396	$22,526,990	$17,837,717	$(538,586)	$17,299,131	12%	26%
Developing Offerings	628,021	80,960	708,981	568,655	(17,169)	551,486	10%	25%
Total net revenues	$20,582,615	$2,653,356	$23,235,971	$18,406,372	$(555,755)	$17,850,617	12%	26%
Constant Currency Revenue and Constant Currency Revenue Growth (QoQ)

	Three Months Ended December 31,						Quarter over Quarter Growth
	2022			2021
(in thousands)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	Constant Currency Basis
Total net revenues	$5,326,774	$69,480	$5,396,254	$5,076,693	$104,483	$5,181,176	4%	6%

Coupang, Inc.	Q4 2022 Earnings Release	10

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$580,476	$(202,746)	$565,439	$(410,578)
Adjustments:
Purchases of land and buildings	(21,313)	(38,335)	(226,587)	(215,062)
Purchases of equipment	(99,875)	(129,774)	(597,675)	(458,601)
Total purchases of property and equipment	$(121,188)	$(168,109)	$(824,262)	$(673,663)
Proceeds from sale of property and equipment	2,582	904	13,182	1,864
Total adjustments	$(118,606)	$(167,205)	$(811,080)	$(671,799)
Free cash flow	$461,870	$(369,951)	$(245,641)	$(1,082,377)
Net cash used in investing activities	$(129,801)	$(168,713)	$(848,254)	$(675,525)
Net cash provided by (used in) financing activities	$20,863	$(95,341)	$247,352	$3,576,850
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Total net revenues	$5,326,774	$5,076,693	$20,582,615	$18,406,372

Net income (loss)	102,064	(404,979)	(92,042)	(1,542,590)
Net income (loss) margin	1.9%	(8.0)%	(0.4)%	(8.4)%
Adjustments:
Depreciation and amortization	56,902	55,614	230,965	201,480
Interest expense	7,173	7,311	27,169	45,358
Interest income	(26,497)	(3,195)	(52,798)	(8,645)
Income tax (benefit) expense	(8,531)	831	(1,063)	1,002
Other expense, net	9,200	3,434	6,715	10,913
Equity-based compensation	70,682	55,895	262,266	249,345
FC Fire Losses	—	—	—	295,501
Adjusted EBITDA	$210,993	$(285,089)	$381,212	$(747,636)
Adjusted EBITDA margin	4.0%	(5.6)%	1.9%	(4.1)%
Segment Gross Profit and Segment Gross Profit Margin

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Gross profit	$1,278,786	$805,601	$4,709,873	$2,951,128
Segment gross profit and gross profit margin:
Product Commerce	$1,265,122	$901,218	$4,675,149	$3,108,489
Gross profit margin	24.4%	18.3%	23.4%	17.4%
Developing Offerings	13,664	(95,617)	34,724	(157,361)
Gross profit margin	10.3%	(63.4)%	5.5%	(27.7)%

Coupang, Inc.	Q4 2022 Earnings Release	11